POWER OF ATTORNEY

 KNOW ALL PERSONS BY THIS DOCUMENT:  That DFI Delaware General, LLC, a Delaware limited liability company (the "Company"), the sole general partner of DFI Delaware Holdings L.P., a Delaware limited partnership (the "Partnership" and, together with the Company, the "Undersigned"), has made, constituted, and appointed, and by this document does make, constitute, and appoint Richard H. Bachmann, Michael A. Creel, Stephanie C. Hildebrandt, Kathryn L. McCoy, and William L. Soula of the County of Harris, State of Texas, whose signatures are:

_______/s/ Richard H. Bachmann_______       ________/s/ Michael A. Creel________

Richard H. Bachmann, Attorney-in-Fact       Michael A. Creel, Attorney-in-Fact

_______/s/ Stephanie C. Hildebrandt_______  ________/s/ Kathryn L. McCoy________

Stephanie C. Hildebrandt, Attorney-in-Fact  Kathryn L. McCoy, Attorney-in-Fact

_________/s/ William L. Soula_________

William L. Soula, Attorney-in-Fact

or any of them, signing singly, the Undersigned's true and lawful attorney-in-fact, and in its name, place, and stead to:

1. Execute, deliver and file on behalf of the Undersigned, in the Undersigned's capacity as the owner of 10% or more of the outstanding common units of Enterprise Products Partners L.P., a Delaware limited partnership ("EPD"), any United States Securities and Exchange Commission Form 3, 4 and 5 in accordance with Section 16(a) of the Securities Exchange Act of 1934 and the rules thereunder with respect to holdings of or trading in securities issued by EPD;

2. Do and perform any and all acts for and on behalf of the Undersigned which may be necessary or desirable to complete and execute any such Form 3, 4 or 5 and timely file such form or any amendment thereto with the United States Securities and Exchange Commission and any stock exchange or similar authority;  and

3.  Take any other action of any type whatsoever in connection with or in furtherance of the matters described in paragraphs 1 and 2 above which in the opinion of its attorney-in-fact may be of benefit to, and in the best interest of, or legally required by, the Undersigned.

 Giving and granting to each such attorney-in-fact full power and authority to do and perform every act necessary and proper to be done in the exercise of the foregoing powers as fully as it might or could do if personally present, with full power of substitution and revocation, hereby ratifying and confirming all that such attorney-in-fact, or such attorney-in-facts substitutes, shall lawfully do or cause to be done by virtue of this power of attorney and the rights and powers herein granted.  The Undersigned acknowledges that each attorney-in-fact, in serving in such capacity at the request of the Undersigned, is not assuming, nor is EPD assuming, any of the Undersigned's responsibilities to comply with Section 16 of the Securities Exchange Act of 1934.

 This Power of Attorney shall remain in effect until the Undersigned is no longer required to file Forms 3, 4 and 5 with respect to the Undersigned's holdings of and transactions in securities issued by EPD, unless revoked by the Undersigned in a signed writing delivered to each of the foregoing attorneys-in-fact.

 IN WITNESS WHEREOF, the Undersigned has caused this Power of Attorney to be executed as of this _30th_ day of March, 2006.

 DFI DELAWARE HOLDINGS L.P.

      By its general partner

           DFI DELAWARE GENERAL, LLC

By:  __________/s/ Darryl E. Smith__________

 Manager